Exhibit 10.2

AMENDMENT NO. 1
TO
THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
ASHFORD HOSPITALITY HOLDINGS LLC

September 10, 2021

This Amendment No. 1 to the Third Amended and Restated Limited Liability Company Agreement of Ashford Hospitality Holdings LLC (this “Amendment”) is made as of September 10, 2021, by Ashford OAINC Inc., a Maryland corporation (“Ashford OAINC Inc.”), in its capacities as the Manager (the “Manager”) and a Member of Ashford Hospitality Holdings LLC, a Delaware limited liability company (the “Company”), pursuant to the authority granted to Ashford OAINC Inc. in Section 11.1(b) of the Third Amended and Restated Limited Liability Company Agreement of Ashford Hospitality Holdings LLC, dated November 6, 2019 (the “Agreement”), for the purpose of issuing additional Membership Interests in the form of LTIP Units. Capitalized terms used and not defined herein shall have the meanings set forth in the Agreement.

WHEREAS, Section 11.1(b) of the Agreement permits the Manager to amend the Agreement without the approval of any other Member if such amendment is to create, issue or reflect the creation or issuance of additional Membership Interests; and

WHEREAS, Ashford OAINC Inc., in its capacities as the Manager and as a Member, desires to so amend the Agreement as of the date first set forth above.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Ashford OAINC Inc., in its capacities as the Manager and as a Member, hereby amends the Agreement as follows:

1.             Article I is amended to add the following defined terms in its respective alphabetical order within Article I:

“Class 2 LTIP Unit” means a Unit that is designated as a Class 2 LTIP Unit and which has the rights, preferences and other privileges designated in Sections 4.3(d) and 4.3(e) and elsewhere in this Agreement in respect of Class 2 LTIP Unitholders and in any Vesting Agreement.

“Class 2 LTIP Unitholder” means a Member that holds Class 2 LTIP Units.

“Sharing Percentage” means, for any Class 2 LTIP Unit, three percent (3%) or such other percentage specified in the Vesting Agreement or other documentation pursuant to which such Class 2 LTIP Unit is granted.

2.            Article I is amended to amend and restate the following defined term:

“LTIP Unit” means a Unit that is designated as an LTIP Unit and which has the rights, preferences and other privileges designated in Sections 4.3(d) and 4.3(e) and elsewhere in this Agreement in respect of LTIP Unitholders and in any Vesting Agreement. The allocation of LTIP Units among the Members shall be set forth on Exhibit A, as may be amended by the Manager from time to time. LTIP Units may be issued in one or more classes (including, but not limited to, Class 2 LTIP Units), or one or more series of any such classes bearing such relationship to one another as to allocations, distributions, and other rights as the Manager shall determine in its sole and absolute discretion subject to Delaware law and the Agreement. Notwithstanding the foregoing, references to “LTIP Units” in Section 5.5(a), Section 7.6 and Section 7.8 shall be deemed to exclude Class 2 LTIP Units.

3.             Section 4.3(d)(ii) is amended and restated in its entirety as follows:

(ii)       Subject to this Section 4.3(d) and the provisions of Section 10.4, the LTIP Unitholders shall, in respect of each Distribution Payment Date, when, as and if authorized and declared by the Manager out of assets legally available for that purpose, be entitled to receive distributions in an amount per LTIP Unit equal to the distributions per Common Unit (the “Common Unit Distribution”), paid to holders of record on the same Record Date established by the Manager with respect to such Distribution Payment Date. The term “Newly Issued Common Unit” shall be deemed to include LTIP Units issued during a Common Unit Distribution Period and Section 8.1(a) shall apply in full to LTIP Units. During any Common Unit Distribution Period, so long as any LTIP Units are outstanding, except upon liquidation of the Company and as provided in the following sentence and Section 10.4, no distributions (whether in cash or in kind) shall be authorized, declared or paid on Common Units, unless equal distributions have been or contemporaneously are authorized, declared and paid on the LTIP Units for such Common Unit Distribution Period.

4.             Section 4.3(d), final flush paragraph, is amended and restated in its entirety as follows:

The LTIP Units shall rank pari passu with the Common Units as to the payment of regular and special periodic or other distributions and distribution of assets upon liquidation, dissolution or winding up; provided upon liquidation the amount distributed with respect to a LTIP Unit shall be limited to the related Capital Account balance as provided by Section 10.4; and provided, further, that for each Class 2 LTIP Unit, such Class 2 LTIP Unit will be entitled to receive only such distributions in an amount equal to the product of the Sharing Percentage for such Class 2 LTIP Unit and the amount otherwise distributable with respect to such Class 2 LTIP Unit pursuant to this Agreement. As to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, any class or series of Units or Membership Interests which by its terms specifies that it shall rank junior to, on a parity with, or senior to the Common Units shall also rank junior to, or pari passu with, or senior to, as the case may be, the LTIP Units. Subject to the terms of any Vesting Agreement, a LTIP Unitholder shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as holders of Common Units are entitled to transfer their Common Units pursuant to Article IX.

3.             Section 4.3(e)(iii) is amended and restated in its entirety as follows:

(iii)      ALLOCATIONS. Except as otherwise provided in this Agreement and any Vesting Agreement, LTIP Units shall generally be treated as Common Units for purposes of Article V, but LTIP Unitholders shall also be entitled to certain special allocations of gain under Section 5.5; provided, however, the amounts allocated to such Class 2 LTIP Unit shall equal only the product of the Sharing Percentage for such Class 2 LTIP Unit and the amount otherwise allocable with respect to such Class 2 LTIP Unit pursuant to this Agreement (excluding special allocations under Section 5.5).

4.             The following is added as Section 5.5(b), with the current text of Section 5.5 being renumbered as Section 5.5(a):

(b)       Notwithstanding the provisions of Section 5.1 above, but subject to the prior allocation of income, gain, deduction and loss under the terms of the Agreement in respect of any class of Membership Interests ranking senior to the Class 2 LTIP Units with respect to return of capital or any preferential or priority return, any gains realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Company, including but not limited to, gain realized in connection with an adjustment to the Carrying Value of Company assets under Section 704(b) of the Code, shall first be allocated to the Class 2 LTIP Unitholders until the Economic Capital Account Balances of such Members, to the extent attributable to their ownership of Class 2 LTIP Units, are equal to (i) (A) the Common Unit Economic Balance minus (B) the issue price of the Class 2 LTIP Units being converted (as set forth in and adjusted in accordance with the applicable award agreement and the Plan), multiplied by (ii) the number of their Class 2 LTIP Units. To the extent that the Common Unit Economic Balance is less than the issue price of such Class 2 LTIP Units being converted (as set forth in and adjusted in accordance with the applicable award agreement and the Plan), then such Class 2 LTIP Units will be excluded solely for purposes of this Section 5.5(b) in determining the number of Class 2 LTIP Units held by such Class 2 LTIP Unitholder.

5.             The following is added as a new flush paragraph at the end of Section 7.6:

Notwithstanding the foregoing, the provisions of this Section 7.6 shall only apply to Class 2 LTIP Units if such Class 2 LTIP Units have been converted into LTIP Units in accordance with Section 7.8.

6.             The following is added as Section 7.8:

CONVERSION OF CLASS 2 LTIP UNITS.

(a)       At any time prior to the Final Conversion Date (as specified in the Award Agreement pursuant to which Class 2 LTIP Units are granted), the holder of such Class 2 LTIP Units shall have the right, at such holder’s option and at any time, to convert all or a portion of such holder’s Vested Class 2 LTIP Units into a number of LTIP Units equal to (i) (A) the Value of a share of Ashford Inc. Common Stock on the Conversion Date minus (B) the issue price of the Class 2 LTIP Units being converted (as set forth in and adjusted in accordance with the applicable award agreement and the Plan), multiplied by (ii) the number of Class 2 LTIP Units being converted, and the product of clause (i) and clause (ii) then being divided by (iii) the Value of a share of Ashford Inc. Common Stock on the Conversion Date.  If the calculation set forth in the immediately preceding sentence results in a negative number, then the result will be deemed to equal zero.

(b)       All of the provisions of Section 7.6 applicable to a conversion of LTIP Units into Common Units shall apply to a conversion of Class 2 LTIP Units into LTIP Units hereunder, mutatis mutandis, except that (i) the first paragraph of Section 7.6(b) shall not apply, (ii) the Conversion Notice shall be a notice in the form attached hereto as Exhibit G, (iii) Section 7.6(c) (Forced Conversion) shall not apply, provided, however, that Forced Conversions may take effect in accordance with Section 7.6(f), and (iv) Section 7.6(e) (reduction of Economic Capital Account Balance) shall not apply.

(c)       Class 2 LTIP Units converted into LTIP Units under this Section 7.8 are Vested LTIP Units and may be converted into Common Units in accordance with Section 7.6.

7.             Except as modified herein, all terms and conditions of the Agreement shall remain in full force and effect, which terms and conditions Ashford OAINC Inc., in its capacities as the Manager and as a Member, hereby ratifies and confirms.

8.            This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.

9.             If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

MANAGER:

ASHFORD OAINC INC.,
a Maryland corporation

By:	/s/ Alex Rose
Name:	Alex Rose
Title:	Executive Vice President, General Counsel and Secretary

MEMBER:

ASHFORD OAINC INC.,
a Maryland corporation

By:	/s/ Alex Rose
Name:	Alex Rose
Title:	Executive Vice President, General Counsel and Secretary

Amendment No. 1 to Third Amended and Restated LLC Agreement of Ashford Hospitality Holdings LLC